EXHIBIT 24.1
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                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of Union Bankshares, Inc., a corporation organized under the laws of the State of Vermont (the "Company") hereby constitutes and appoints Kenneth D. Gibbons, Cynthia D. Borck, Marsha A. Mongeon, Denise J. Deschenes and John L. Primmer, and each of them (with full power to each of them to act alone), his (her) true and lawful attorneys-in-fact and agents for him (her) and on his (her) behalf and in his (her) name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (or any other federal, state or foreign governmental or regulatory authority, including any state or foreign securities or "blue sky" regulatory agencies), a Registration Statement on Form S-4 (or other appropriate form or filing), and all amendments (including post-effective amendments on Form S-4 or other appropriate form or filing) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, and/or registration, qualification or exemption under the securities or "blue sky" laws of any state or foreign jurisdiction, of shares of the Company's Common Stock to be issued or sold in connection with the Company's proposed acquisition of control of Citizens Savings Bank and Trust Company, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he
(she) might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his hand, as of the 16th day of June, 1999.

/s/ Kenneth D. Gibbons                 /s/ Cynthia D. Borck
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Kenneth D. Gibbons                     Cynthia D. Borck

/s/ Marsha A. Mongeon                  /s/ Oscar E. Churchill
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Marsha A. Mongeon                      Oscar E. Churchill

/s/ Peter M. Haslam                    /s/ Robert P. Rollins
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Peter M. Haslam                        Robert P. Rollins

/s/ Richard C. Sargent                 /s/ Walter M. Sargent
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Richard C. Sargent                     Walter M. Sargent

/s/ William F. Kinney                  /s/ W. Arlen Smith
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William F. Kinney                      W. Arlen Smith

/s/ Richard C. Marron
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Richard C. Marron

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